Fourth Quarter 2016 Results February 27, 2017 10:00 AM ET Dial In Number 877-407-8293 Domestic 201-689-8349 International Webcast at www.altramotion.com Replay Through March 13, 2017 877-660-6853 Domestic 201-612-7415 International Conference ID: # 13654961 Webcast Replay at www.altramotion.com Exhibit 99.2

Safe Harbor Statement Cautionary Statement Regarding Forward Looking Statements All statements, other than statements of historical fact included in this presentation are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the expected financial impact of the Stromag acquisition, the Company's expectations regarding the impact of certain interest rate and currency swap transactions, the statements under our "Business Outlook", our expectations regarding economic conditions, our expectations regarding the impact of foreign exchange rates, the impact of certain restructuring activities, and the Company’s guidance for full year 2017.   In addition to the risks and uncertainties noted in this presentation, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg, Guardian and Stromag acquisitions and integration and other acquisitions, (24) risks associated with the Company's investment in a manufacturing facility in China, (25) risks associated with certain minimum purchase agreements we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with our exposure to renewable energy markets, (29) risks related to regulations regarding conflict minerals, (30) risks related to restructuring and plant consolidations, and (31) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise.    1

Fourth Quarter 2016 Highlights Net sales decreased 60 bps from the fourth quarter of 2015 Closed on the acquisition of Stromag Completed our seventh and eighth facility closures Eliminated 278,000 square feet of space without reducing manufacturing capabilities or capacity Strategic initiatives on track 2

3 Stromag Acquisition Closed on December 30, 2016 €184 million cash with €14 million in assumed debt, subject to post closing adjustments for working capital and debt-like items A leading electromechanical power transmission and motion control company with 2015 sales of €131 million Financed with our recently expanded credit facility Expected to be accretive to EPS in 2017 Expect €5 to €7 million of annual synergies within 3 to 4 years Transaction Overview

Well-recognized brand, founded in 1932 Headquartered in Germany with manufacturing locations in Germany, France, the UK, the US, China, India and Brazil Leading global supplier of engineered clutches, brakes, couplings and limit switches Diverse niche markets with a strong position in cranes, marine, off-highway and energy Strong management team and approximately 750 employees Stromag Acquisition – The Company Company Overview Toothed Clutch Limit Switch Multidisc Brake 2015 Total Stromag Revenues By Geography 2015 Total Stromag Revenues By Market Torsional Coupling Disc Brake 4

Business Simplification On Track 5 Long Term Objective YTD Results Current Status Operational Improvements Reduce the number of facilities by 20% to 30% Restructuring and cost reductions have improved margins Bauer improvement is on track Facility consolidations are on track Strategic Pricing Operating margin improvement of 50 bps per year Pricing environment is more challenging Continue to find strategic pricing opportunities Supply Chain Management Implement hybrid SCM structure to reduce material spend Initial training is complete Reorganization of procurement organization is completed SAP Deployment Entire organization on the same instance of SAP Next phase of implementation started Revenue Growth Growth in excess of GDP Key end market declines overwhelm continued success in marketplace and operational improvements Lean Market leader for lead time and on time delivery Market leader for innovative solution responsiveness Model Value Stream results are meeting expectations

End Market Review Sales at Distribution were down year over year but up sequentially Turf and Garden sales were up slightly from last year Ag market sales were up from last year but down sequentially and for the full year Materials handling down slightly year over year Oil and gas down year over year, but up sequentially Renewable energy sales were up slightly from last year Metals continue to be weak Mining sales were down, but believe we have hit the trough 6

Q4 2016 Financial Highlights 7   QTD QTD       Q4 2016 Q4 2015 $ Change % Change   ($ millions)               Net sales $172.6 $173.6 ($1.0) -0.6%           Gross Profit $55.1 $54.2 $0.9 1.7% % of net sales 31.9% 31.2%               SG&A $34.9 $33.5 $1.4 4.2% % of net sales 20.2% 19.3%               Income from operations $6.0 $14.2 ($8.2) -57.7% % of net sales 3.5% 8.2%               Net Income $1.7 $6.1 ($4.4) -72.1% % of net sales 1.0% 3.5%               Earnings Per Share:       Diluted $0.06 $0.23 ($0.17) -73.9% Non-GAAP Diluted * $0.41 $0.36 $0.05 13.9%           Weighted Average Common     Shares Outstanding:       Diluted 25,916 26,091 (175) -0.7%           * See Appendix

Selected Segment Data 8                         $ Millions                                         Q4 2016 Q4 2015 Diff   Q4 2016 Q4 2015 Diff   Q4 2016 Q4 2015 Diff Net sales $74.2 $77.1 ($2.9)   $52.8 $53.4 ($0.6)   $47.0 $44.7 $2.3 Income from operations $7.1 $9.1 ($2.0)   $6.3 $5.3 $1.0   $5.4 $4.1 $1.3 % of net sales 9.6% 11.8%     11.9% 9.9%     11.5% 9.2%   Couplings, Clutches & Brakes (CCB) Electric Clutches & Brakes (ECB) Gearing Gearing

Balance Sheet Highlights Borrowed approximately $195.0 million to finance the Stromag acquisition Repaid nearly $30.0 million of debt during 2016 9 Balance Sheet Highlights           (amounts in millions)             Q4 2016 Q4 2015               Cash $69.1     $50.3   Total Debt $371.9     $243.8   Total Debt less Cash $302.8 51.7%   $193.5 44.4%             Shareholders' Equity $283.3 48.3%   $242.6 55.6% Shareholders' Equity plus Debt, less Cash $586.1 100.0%   $436.1 100.0% Shares Outstanding 25.9     26.1 (0.20)

Convertible Notes and Swap Update Swap Update $100 million fixed interest for 3 years at 102.7 bps $40 million floating interest for 2 years at 1 month Euribor (floored at 0%) + 92 bps $30 million floating interest for 6 months at 1 month Euribor (floored at 0%) + 72 bps Annualized cash interest savings estimated to be $1.4 million compared to straight borrowing under our credit facility Convertible Notes Update Notes called on December 12 and $39.3 million converted into 1.5 million shares as of December 31, 2016 $84.1 million total converted as of January 12, 2017 (notice period end) increasing our share count by 3.2 million shares to a total of 29.2 million shares $0.9 million redeemed for cash Pro-forma leverage reduced to 2.7x 10

2017 Guidance $835 - $855 Million in sales $1.64 - $1.74 diluted earnings per share $1.75 - $1.85 Non-GAAP diluted earnings per share * $25 - $30 Million in capital expenditures $38 - $42 Million in depreciation and amortization Tax rate approximately 30% - 32% before discrete items * See Appendix 11

Discussion of Non-GAAP Measures *As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related expenses, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories. Non-GAAP EBITDA is calculated by adjusting net income by asset impairment and other, loss on write-off deferred financing and extinguishment of convertible debt, taxes, interest expense, depreciation expense, amortization expense, stock compensation expense and restructuring and consolidation expense. Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP gross profit, non-GAAP diluted earnings per share, non-GAAP free cash flow, non-GAAP operating working capital and non-GAAP EBITDA provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. 12

Appendix
Non-GAAP Measures *

Non-GAAP Net Income
(amounts in millions)

	Q4 2016		Q4 2015	
Reported Net Income	$1.7		$6.1	
Restructuring and consolidation costs	3.3		2.2	
Impairment of intangible assets	6.6		-	
Write-off deffered financing and extinguishment of debt	2.0		0.5	
Legal fees associated with pursuit of unfair trade remedy	-		0.4	
Warranty provision related to the Svendborg Acquisition	-		0.7	
Acquisition related expenses	1.2		0.1	
Tax impact of above adjustments	(4.1)	(1)	(0.8)	(2)
Non-GAAP net income	10.6		9.3	
Non-GAAP diluted earnings per share	$0.41		$0.36	

(1) - tax impact for the above items is calculated by multiplying Restructuring and consolidation costs, write-off of deferred financing and extinguishment of debt, and the TB Woods impairment by the marginal tax rate plus the acquisition related expenses multiplied by the estimated effective tax rate for the period of 26.5%. by the above items

(2) tax impact is calculated by multiplying the estimated effective tax rate, 30.0% by the above items

Non-GAAP Income from operations
(amounts in millions)

	Q4 2016	Q4 2015
Reported Income from Operations	$6.0	$14.2
Restructuring and consolidation costs	3.3	2.2
Impairment of intangible assets	6.6	-
Legal Fees associated with the pursuit of unfair trade remedy	-	0.4
Warranty provision related to the Svendborg Acquisition	-	0.7
Acquisition related expenses	1.2	0.1
Non-GAAP income from operations	$17.1	$17.7

Non-GAAP Operating Working Capital
(amounts in millions)

	Q4 2016	Q4 2015
Accounts Receivable	$120.3	$94.7
Inventories	139.8	121.2
Accounts Payable	(60.8)	(40.3)
Operating Working Capital	$199.3	$175.6

Free Cash Flow
(amounts in millions)

	Q4 2016	Q4 2015	YTD 2016	YTD 2015
Operating Cash Flow	$29.7	$23.3	$76.6	$86.8
Less Capex	(3.2)	(3.7)	(18.9)	(22.9)
Free Cash Flow	$26.5	$19.6	$57.7	$63.9

Non-GAAP Diluted EPS Guidance
(amounts in millions)

	Projected Fiscal Year 2016
Net Income per share Diluted	$1.64 - $1.74
Restructuring and consolidation costs	0.05
Acquisition related expenses	0.02
Inventory step-up	0.05
Loss on extinguishment of debt	0.04
Tax impact of anove adjustments**	(0.05)
Non-GAAP Diluted EPS Guidance	$1.75 - $1.85

** Tax impact is calculated by multiplying the effective tax rate for the period of 31%

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Appendix
Non-GAAP EBITDA Reconciliation *

Altra Industrial Motion

EBITDA Reconciliation
(amounts in millions)

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	LTM
Net Income	$8.8	$9.3	$5.3	$1.7	$25.1
Asset Impairment and Other, Net	0.6	(0.3)	0.2	7.7	8.2
Loss on write-off of deferred financing and extinguishment of convertible debt	-	-	-	2.0	2.0
Taxes	3.5	4.1	2.2	(1.1)	8.7
Interest Expense, net	2.9	2.9	2.8	3.1	11.7
Depreciation Expense	5.1	5.4	5.7	5.4	21.6
Amortization Expense	2.1	2.2	2.1	1.9	8.3
Stock Compensation Expense	1.2	1.1	1.1	0.8	4.2
Restructuring and consolidation expense	1.6	1.6	3.9	3.3	10.4
Adjusted EBITDA	$25.8	$26.3	$23.3	$24.8	$100.2
Estimated Stromag Adjusted EBITDA *					$21.5
Proforma Combined Adjusted EBITDA					$121.7

* Based upon management's estimate of Stromag's financial results for the last twelve months. Stromag's actual historical results have not yet been subject to an audit and cannot be verified at this point in time. Moreover, the non-GAAP adjusted EBITDA of Stromag cannot be reconciled to actual results because no such results are yet available to management. Nonetheless, management believes that an estimate of Stromag's adjusted EBITDA is important to the Company's investors because it provides an estimated indication of the Company's potential ability to service debt and incur additional leverage, if any.

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